THIS INDENTURE made the 18th day of April, 2002.

BETWEEN: **536668 B.C. LTD.** of #310 - 1122 Mainland Street in the City of Vancouver, in the Province of British Columbia, V6B 5L1.

(hereinafter called the "Landlord")

OF THE FIRST PART

AND: **Searchlight Systems Ltd.** of #500 – 329 Railway Street in the City of Vancouver, in the Province of British Columbia.

(hereinafter called the "Tenant")

OF THE SECOND PART

WITNESSETH that in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed the Landlord hereby demises and leases the Premises as hereinafter described all on the terms, conditions and covenants as hereinafter set forth.

ARTICLE 1 - PREMISES

1.01 The Premises shall mean suite #500 of the Building located at 329 Railway St., Vancouver, British Columbia containing approximately Six Thousand One Hundred and Ten (6,110) rentable square feet, as outlined in heavy black on Schedule "A" attached hereto.

ARTICLE 2 - TERM

2.01 To have and to hold the Premises for and during the term of Three (3) years commencing on the 1st day of May, 2002 (the "Commencement Date") and expiring on the last day of April, 2005 (the "Term").

ARTICLE 3 - RENT

3.01 Yielding and paying therefore unto the Landlord at the office of the Landlord, or at such other place as the Landlord may direct in writing, rent for the Premises in the sum set out hereunder plus GST, payable in advance on the first day of each and every month as follows:

Period	Annual Rate (P.S.F.)	Annual Rent	Mthly Rent
1-3	$12.00	$73,320.00	$6,110.00

ARTICLE 4 - USE OF DEMISED PREMISES

4.01 The Tenant shall use the Premises for the purpose of **software manufacturing** and for no other purpose without the written consent of the Landlord and subject to the provisions of paragraph 6.11 of this Lease shall not permit any part of the Premises to be used or occupied by any persons other than the Tenant, its employees and invitees.

ARTICLE 5 - DEFINITIONS

5.01 In this Lease:

(a) **"Building"** means the building in which the premises are situated;

(b) **"Business Days"** means Monday to Saturday inclusive in each week, save and except any such day that shall be declared, by lawful authority, a holiday;

(c) **"Electricity Charges"** means the cost of the electricity supplied to the Premises billed directly by the local hydro authority;

(d) **"Land"** means that certain parcel or trace of land situated in the city of Vancouver and more particularly known as LOT 3, BLOCK 39A, DISTRICT LOT 196, PLAN #4600;

(e) **"Normal Business Hours"** means the hours on Business Days from 8:00 a.m. to 6:00 p.m. from Monday to Friday inclusive and 8:00 a.m. until 5:00 p.m. on Saturday;

(f) **"Operating Expenses"** means all reasonable expenses ordinarily chargeable in connection with the operation, repair and maintenance of all or any portion of the Land and Building and without restricting the generality of the foregoing, include:

(i) Charges incurred in heating and ventilating the Building and maintaining any equipment therein and depreciation of fixtures and equipment used therefore which by their nature require periodic replacement and repairs and maintenance to the roof and the area occupied by the heating and ventilating equipment;
(ii) charges incurred in cleaning, repairing and maintaining the Building, Land, sidewalks or lane;
(iii) all charges for water, gas, electricity, excluding any electricity which is separately metered for the account of the Tenant for the Premises or for the account of any other tenant, and any utilities and services, special rates and licenses in respect of any part of the Land and Building;
(iv) Salaries and wages (including employees' benefits, workmen's compensation and other items of a similar nature) and the cost of service contracts, supplies and rental equipment incurred in the cleaning, maintenance, repair and operation of the Building and the Land including but not limited to garbage collection, security, fire protection monitoring, elevator service, repainting/recovering of common areas;
(v) Management expenses and all accounting fees of the Landlord in connection with the operation the Lands and Building in an efficient manner;
(vi) Legal fees charged to the Landlord that are directly attributable to the ongoing operation of the Lands and Building in an efficient manner. All legal fees attributable to the Landlord for any third party disputes that are not directly related to the ongoing operating of the Lands and Building in an efficient manner shall not be included;
(vii) Insuring the Building pursuant to the covenants of Landlord contained in this Lease and such other reasonable type and amounts of insurance as the Landlord effects.

Operating Expenses shall not include interest on debt or capital retirement of debt or any amounts directly chargeable by the Landlord to any Tenant or Tenants as otherwise provided in this Lease, the costs incurred in leasing or procuring new tenants. *The Operating Expenses are estimated to be $4.90 per square foot for 2002.*

(g) **"Premises"** means the portion of the Building hereby leased to the Tenant outlined in red on the attached Schedule "A";

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(h) **"Proportionate Share"** means the ratio that the Rentable Area of the Premises bears to the total Rentable Area of all rentable premises in the Building. The Proportionate Share of the Premises is estimated to be 19.96% percent with respect to the overall square footage of the Building and **30.28%** with respect to the Commercial Component of the Building;

(i) **"Pro Rata Portion"** as applied to any amount means that portion of the whole as bears the same ratio to the whole as the time for which the calculation is made bears to the whole of the period contemplated in the Lease;

(j) **"Rentable Area"** in the case of Premises occupying a whole floor, shall include the area occupied, measured from the glass line of the exterior glazing and shall include elevator lobbies, washrooms, electric and telephone closets, janitor's closets, and other closets within and exclusively serving that floor plus a proportionate share of the Building entrance lobby and loading area; in the case of Premises occupying less than a whole floor, shall include the area occupied measured from the glass line of exterior glazing to the centre of partitions separating the Premises from adjoining premises and corridors, but in no case shall any rentable area include, stairs (unless installed for the exclusive benefit of a tenant), elevator shafts or vertical ducts and the wall enclosing them;

(k) **"Taxes"** mean all taxes, rates and assessments, whether general or special, levied or assessed by the municipal authority for such purposes payable by the Landlord in respect of the Building and the Land and include any other taxes, rates and assessments payable by the Landlord which are imposed in substitution of the foregoing taxes, rates and assessments as finally determined for each calendar year as a result of assessment, appeal or judicial review and include any legal fees or appraiser's fees incurred by the Landlord in respect of such final determination;

(l) **"Tenant's Taxes"** mean all taxes, licenses, rates, duties and assessments imposed or levied by lawful authority covering any period during the Term and relating to or in respect of the business or profession of the Tenant or relating to or in respect of improvements, fixtures, machinery or chattels or equipment brought onto the Premises by the Tenant or being the property of the Tenant or relating to or in respect of improvements to the Premises built, made or installed by the Tenant or at the Tenant's request, or being any special or additional taxes, licenses, rates, duties and assessments which the Tenant or any sub-Tenant or licensee of the Tenant shall elect or cause to have the Premises or any part thereof assess or charged with, whether any such taxes, licenses, rates, duties and assessments are payable in law by the Tenant or by the Landlord and whether such taxes, licenses, rates, duties and assessments are included by the taxing authority in the taxes, licenses, rates, duties and assessments or levied on or with respect to the Building.

ARTICLE 6 - COVENANTS OF TENANT

The Tenant covenants with the Landlord:

6.01 To pay rent

6.02 To pay the cost of electricity and natural gas supplied to the Premises whether such cost is billed directly to the Tenant by the hydro authority or in the absence of a separate meter dedicated to the Premises calculated by the Landlord based on the Tenant's proportionate share of the cost of electricity and or natural gas supplied to the Building. Payments required under this paragraph 6.02 shall be notified by the Landlord to the Tenant and shall be made monthly in advance at the same time and place as rentals are payable under this Lease.

6.03 Subject to Article 11 to repair, reasonable wear and tear and damage by fire, lightning and other casualties against which the Landlord is insured only excepted.

6.04 That the Landlord may enter and view the state of repair and that the Tenant will repair according to notice save as aforesaid.

6.05 That the Tenant will leave the Premises in good repair, save as aforesaid.

6.06 If the Tenant shall fail to repair in accordance with the provisions hereof, the Landlord may on reasonable prior notice except in the case of an emergency enter the Premises and make the required repairs and, for that purpose, the Landlord may bring and leave on the Premises all necessary tools, material and equipment and the Landlord will not be liable to the Tenant for any inconvenience, loss, injury or damages suffered by the Tenant thereby, unless caused by the negligence of the Landlord, and the expense of such repairs will be borne by the Tenant which shall pay it to the Landlord forthwith on demand.

6.07 To restore forthwith at its expense broken or damaged plate glass on the Premises from time to time *provided such breakage or damage was caused by the Tenant, its agents or servants.*

6.08 Not to do, suffer or permit any act or neglect which may in any manner directly or indirectly cause injury to the Premises or to the Building of which the Premises form a part or to any fixtures or appurtenances thereof, or which may be or become a nuisance or interference with the comfort of any of the occupants of the Building or which may in the opinion of the Landlord render the Building or any part thereof less desirable or injure the reputation thereof as a first class office building.

6.09 Not to exhibit signs of any nature on walls, doors or windows without the prior written approval of the Landlord, such approval not to be unreasonably withheld. The Landlord shall provide Building Standard directory signage and the Tenant shall pay for the sign copy.

6.10 Not to do or permit anything to be done whereby any policy of insurance on the said Building or any part thereof place by the Landlord or any other Tenant in the Building may become void or voidable or whereby the premium thereon may be increased, and if the Tenant is in breach hereof and as a result of such breach any premium of any such policy is increased, the Tenant shall forthwith pay to the Landlord the amount of the increase in such premium, provided that nothing herein shall limit any other remedy of the Landlord or any other Tenant, *provided the Tenant has been given notice of such breach and has been given a reasonable opportunity to rectify same.*

6.11 Not to assign or sublet without the Landlord's consent in writing, such consent not to be unreasonably or arbitrarily withheld where the Tenant wishes to assign to a respectable and responsible person or body corporate. Provided that the Tenant shall at the time the Tenant shall request the consent of the Landlord, deliver to the Landlord such information in writing (herein called the "required information") as the Landlord may reasonably require respecting the proposed assignee or subtenant including the name, address, nature of business, financial responsibility and standing of such proposed assignee or subtenant. Provided further that after receiving such request, the Landlord shall have the right, at its option, to terminate this Lease by giving, within ten days after receiving the required information, not less than thirty nor more than sixty days written notice of termination to the Tenant. In the event of such termination the rent and other payments required to be made by the Tenant hereunder shall be adjusted to the date of termination. *Notwithstanding the aforementioned right of the Landlord to terminate the Lease, the Tenant shall have the reciprocal right in the event the Landlord desires to exercise its right to terminate the Lease to withdraw the request for such assignment or sublet and continue occupying and adhering to the terms and conditions of the Lease.* Also provided that no such assignment or subletting shall:

(i) in any manner release the Tenant from any covenant to be observed or performed by it, and

(ii) be made to any person, firm, partnership or corporation carrying on any business which the Tenant is obliged to restrict by reasons of the municipal zoning or any other lease or contract relating to the Building.

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6.12 To keep the Premises free of rubbish and debris at all times and to provide proper and sufficient receptacles for waste.

6.13 To abide by and comply with all laws, rules and regulations of every municipal or other authority which in any manner relate to or affect the business of the Tenant or the use of the Premises by the Tenant.

6.14 To pay to the Landlord all charges for maintenance and cleaning of electrical and lighting fixtures and fittings and the same are included in "Operating Expenses" herein. The Landlord shall have the exclusive right to attend to such maintenance and cleaning and may adopt a system of periodical renewals on a group basis in accordance with good practice in this respect.

6.15 To maintain at the Tenant's sole expense but for the common benefit of the Landlord and the Tenant:

- (a) Comprehensive general public liability insurance including bodily injury, death and property damage, on an occurrence basis with respect to the use of the Premises and the Tenant's use and occupancy thereof in an amount not less than $2,000,000.00;
- (b) Fire and extended coverage insurance on the Tenant's improvements to the replacement cost thereof;
- (c) Plate Glass insurance;

and such insurance to be in form and with insurers acceptable to the Landlord and the Tenant shall deliver promptly to the Landlord a copy of each such policy of insurance if so required by the Landlord.

6.16 To immediately advise the Landlord and do all things necessary to remove any dangerous condition from time to time existing on the Premises and arising as a result of the act of or omission of the Tenant, its agents or servants.

6.17 To indemnify and hold harmless the Landlord from and against all actions, causes of action, suits, claims, demands, damage expense, liens or rights of lien whatsoever arising out of the *Tenant's* occupancy of the Premises hereunder save for negligence of the Landlord and those for whom the Landlord is at law responsible.

6.18 To pay to the Landlord interest at eighteen (18%) per annum, compounded annually, on any amount not paid as and when due hereunder until paid.

6.19 If the Tenant wishes to register this Lease in the appropriate Land titles Office, the Tenant may do so at the Tenant's sole cost. The Landlord shall not be required to deliver this Lease is registrable form.

ARTICLE 7 - COVENANTS OF THE LANDLORD

The Landlord covenants with the Tenant:

7.01 For quiet enjoyment.

7.02 To maintain and operate the Building as a reasonably prudent owner would and in connection therewith to supply adequate janitorial service in the common areas and window washing service, including all necessary supplies therefore with such work to be carried out at the Landlord's discretion without interference by the Tenant.

7.03 To insure the Building to which the Premises form a part as reasonably prudent owners of properties similar to the building normally insure under a policy of fire and extended perils insurance.

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ARTICLE 8 - ALTERATIONS AND IMPROVEMENTS

8.01 Save for the installation of trade fixtures and furnishings, the Tenant shall make no alterations, installations, removals, additions or improvements in or about the Premises without the Landlord's prior written consent, which consent shall not be unreasonably withheld, and in the event of such consent, all work shall be done at the Tenant's sole expense and at such times and in such manner as the Landlord may reasonably approve.

8.02 The Tenant shall not suffer or permit any Builders' Liens to be filed against the interest of the Landlord in the Land or the Premises by reason of work, labour, services or material supplied or claimed to have been supplied to the Tenant or for which the Tenant may be in any way obligated, and if any such Builders' Lien shall at any time be filed against the Land or the premises, whatsoever, the Tenant shall cause the same to be discharged of record within twenty (20) days of the date the Tenant has knowledge of such filing. The Landlord may wish to post under the provisions of the Builder's Liens Act or any legislation replacing such Act.

8.03 All articles of personal property and all business and trade fixtures, machinery and equipment, cabinet work, furniture and movable partitions owned or installed by the Tenant at the expense of the Tenant in the Premises shall remain the property of the Tenant and may be removed by the Tenant at any time during the term, provided that the Tenant at its expense shall repair any damage to the Premises or the Building caused by such removal of the original installation.

8.04 The Landlord may elect to require the Tenant to remove all or any part of the business and trade fixtures, machinery and equipment, cabinet work, furniture and movable and immovable partitions owned or installed by or on behalf of the Tenant after the commencement of the Term hereof at the expiration of this Lease in which event such removal shall be done at the Tenant's expense and the Tenant shall, at its expense, repair any damage to the Premises or to the Building caused by such removal.

8.05 If the Tenant does not remove the property set out in paragraph 8.04 forthwith after written demand by the Landlord, such property shall, if the Landlord elects, be deemed to become the Landlord's property and the Landlord may remove the same at the expense of the Tenant and the cost of such removal will be paid by the Tenant forthwith to the Landlord on written demand and the Landlord will not be responsible for any loss or damage to such property because of such removal.

ARTICLE 9 - SUBORDINATION

9.01 This Lease shall, at the request of the Landlord, be made subject and subordinate to all mortgages which now or hereafter during the said term shall be recorded in the appropriate Land Titles Office as a mortgage against the Land and Premises. The Tenant shall execute promptly from time to time any assurance the Landlord may properly require to confirm this subordination with respect to any mortgage now or hereafter recorded.

9.02 Whenever required by any Mortgagee or a Trustee on behalf of a Mortgagee of any mortgage as contemplated in paragraph 9.01, the Tenant shall attorn to and become a Tenant or Licensee of such Mortgagee or Trustee or any purchaser from the Mortgagee or Trustee in the event of an exercise by the Mortgagee or Trustee of its power of sale in the mortgage set out, for the then unexpired residue of the Term herein upon all of the terms and conditions hereof.

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ARTICLE 10 - LIABILITY FOR PROPERTY DAMAGE AND OR PERSONAL INJURY

10.01 The Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster or bricks, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or for such injury or damage by any cause of whatsoever nature provided such injury or damage is not caused by the negligence of the Landlord or its servants or agents.

10.02 The Tenant shall reimburse and indemnify and save harmless the Landlord for and from all expense, damages, loss or fines incurred or suffered by the Landlord by reason of any breach, violation or non-performance by the Tenant of any covenant or provision of this Lease or by reason of damage to persons or property caused by the Tenant, its servants or agents.

10.03 The Tenant shall give the Landlord immediate notice in case of fire or accident in the Premises or in the Building of which the Tenant is aware.

ARTICLE 11 - DAMAGE TO OR DESTRUCTION OF THE PREMISES

11.01 If the Premises shall be damaged by fire or other casualty or if the Building is so damaged thereby restricting the use of the Premises then the rent shall abate in whole or in part according to the portion of the Premises that is non-useable by the Tenant until such damage is repaired.

11.02 Except as provided in paragraph 11.03 if the Premises shall be damaged by fire or other casualty the damages to the Premises shall be repaired by the Landlord at its expense except that repairs to alterations, additional or improvements made by the Tenant shall be performed by the Landlord at the expense of the Tenant (excluding partitions installed by the Landlord for the benefit of the Tenant prior to the commencement of the Term) and the Tenant shall at its own expense make all repairs and replacements of property which the Tenant is entitled to remove pursuant to paragraph 8.03. All repairs which the Landlord is required to make hereunder shall be made with due diligence provided that the Landlord shall not be liable to the Tenant for any loss or damage suffered by the Tenant as a result of any reasonable delay which may arise by reason of adjustment of insurance on the part of the Landlord or on account of labour troubles or any other cause beyond the Landlord's control.

11.03 If the Premises are rendered untenantable by fire or other casualty and if the Landlord shall decide not to restore the same or if the Building shall be so damaged that the Landlord shall decide not to restore it then or in any of such events the Landlord shall within ninety (90) days after such fire or other casualty give to the Tenant a notice in writing of such decision and thereupon the term of this Lease shall expire forthwith and the Tenant shall vacate the Premises and surrender the same to the Landlord. If the Premises are rendered untenantable as aforesaid, then if the Premises or the Building is damaged and the Landlord does not give notice as aforesaid, then if the Premises or the Building, as the case may be, are not restored within six (6) months from the time of the fire or other casualty causing the damage (subject to such time period being extended by the length of any reasonable delay which may arise by reason of adjustment of insurance on the part of the Landlord on account of labour troubles or any other cause beyond the Landlord's control) the Tenant may at its option, to be exercised within ten (10) days of the termination of the said period of six (6) months (or the termination of such later period as extended hereby) by notice in writing, terminate this Lease forthwith. Upon the termination of this Lease under the conditions provided in this clause the Tenant's liability for rent shall cease as of the day following the fire or casualty.

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ARTICLE 12 - ACCESS TO DEMISED PREMISES

12.01 The Tenant shall permit the Landlord to erect, build, use and maintain unexposed pipes, ducts and conduits in and through the Premises. The Landlord its servants and agents shall have the right to enter the Premises *upon notice to the Tenant* at reasonable times to examine the same and

make such repairs, alterations, improvements or additions as the Landlord may deem necessary or desirable in the Premises or as the Landlord may be required to make by law or in order to repair and maintain the Building, and the Landlord shall be allowed to take all material into the Premises that may be required therefor without the same constituting an eviction of the Tenant in whole or in part and the rent reserved shall in no way abate while said repairs, alterations, improvements or additions are being made by reason of interruption of the business of the Tenant. The Landlord will exercise reasonable diligence so as to minimize the disturbance or interruption of the Tenant's operations.

12.02 During the six (6) months prior to the expiration of the term of this Lease or any renewal term, the Landlord may exhibit the Premises to prospective tenants upon reasonable notice to the Tenant and for such purposes the Landlord shall have the right of entry to the Premises at any reasonable time and the Tenant at its option may have any servant or agent present at the time of such entry. The Landlord shall have the right during the last six months of the said term to place upon the Premises a notice of reasonable dimensions and reasonably placed so as not to interfere with the business of the Tenant, stating that the Premises are for rent and further provided that the Tenant will not remove such notice or permit the same to be removed.

ARTICLE 13 - TAXES

13.01 The Tenant shall promptly pay the Tenant's Taxes as they become due.

13.02 If the Landlord is required by lawful authority or considers it desirable to pay the Tenant's Taxes that the Tenant fails or neglects to pay, the Tenant shall pay the amount thereof to the Landlord forthwith after written request therefor.

13.03 The Tenant in each and every calendar year of the Term shall pay to the Landlord within thirty (30) days after written demand by the Landlord its Proportionate Share of the Taxes for such year.

13.04 The Landlord may, at its option, from time to time estimate the amount which may be payable by the Tenant pursuant to paragraph 13.03 and the Tenant shall pay to the Landlord with monthly payments of rent as and when required hereunder a proportion thereof so that the Landlord will have sufficient funds on hand to pay the Taxes when they next become due and payable. The Landlord shall refund to the Tenant the amount of any overpayment by the Tenant by reasons that the estimate aforesaid paid by the Tenant exceeds the actual amount payable by the Tenant.

13.05 The certificate of an Accountant appointed by the Landlord shall in the event of a dispute be conclusive and binding on the Landlord and the Tenant as to any amount payable from time to time under this Article 13 and the cost of obtaining such certificate shall be borne by the Tenant. In the event such an inspection by a Certified Accountant discloses an error in the Tenant's Proportionate share of the taxes in excess of three (3) percent of the actual amount, then the Tenant shall be entitled to reasonable compensation for costs associated with such an inspection.

ARTICLE 14 - OPERATING EXPENSES

14.01 The Tenant in each and every calendar year of the Term shall pay to the Landlord within thirty (30) days after written demand by the Landlord its Proportionate Share of the Operating Expenses for such year.

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14.02 The Landlord may, at its option, from time to time estimate the amount which may be payable by the Tenant pursuant to paragraph 14.01 and the Tenant shall pay to the Landlord with the monthly payments of rent as and when required hereunder a proportion thereof so that the Landlord will have sufficient funds on hand to pay the Operating Expenses as they become due and payable. The Landlord shall refund to the Tenant any amount of any overpayment by the Tenant by reason that the estimate aforesaid paid by the Tenant exceeds the actual amount payable by the Tenant.

14.03 The certificate of an Accountant appointed by the Landlord shall in the event of a dispute be conclusive and binding upon the Landlord and the Tenant as to any amount payable from time to time under this Article 14 and the cost of obtaining such certificate shall be borne by the Tenant. In the event such an inspection by a Certified Accountant discloses an error in the Tenant's Proportionate Share of the Operating Expenses in excess of three percent (3%) of the actual amount then the Tenant shall be entitled to reasonable compensation for costs associated with such an inspection.

14.04 A statement of an accountant appointed by the Landlord, showing particulars of all items included in Operating Expenses and Taxes, prepared at the Landlord's expense, shall be delivered to the Tenant within 90 day's of the end of each fiscal year of the Landlord, and adjustments to estimated amounts paid by the Tenant shall be made and paid within thirty days after submission of such statement.

ARTICLE 15 - ADDITIONAL RENT AND PRO RATA PORTION OF PAYMENTS

15.01 Any money payable by the Tenant to the Landlord hereunder other than the rent expressed in Article 3 shall be deemed to be rent and shall be paid as Additional Rent and shall be collectible as such and in the absence of any other provisions hereunder shall be payable with the next ensuing monthly instalment of rent.

15.02 If the Term hereof shall commence or cease on a day other than the commencement or end of any period contemplated herein or if any money is payable hereunder for a period less than that contemplated in relation thereto, the Tenant shall pay to the Landlord its Pro Rata Portion of the rent or such payment for the period.

ARTICLE 16 - DEFAULT

16.01 The Tenant further covenants with the Landlord that if the Tenant shall violate or neglect any covenant, agreement or stipulation herein contained on its part to be kept, performed or observed and any such default on the part of the Tenant shall continue for fifteen (15) days after the written notice thereof to the Tenant by the Landlord, or notwithstanding the foregoing, if any payments of rent or any part thereof, whether the same are demanded or not, are not paid when they become due or in case the Premises shall be vacated or become vacated or remain unoccupied for seven (7) days then and in any such case the Landlord in addition to any other remedy now or hereafter provided by law may at its option cancel and annul this Lease forthwith and re-enter and may remove all persons and property therefrom and may use such force and assistance in making such removal as the Landlord may deem advisable to recover at once full and exclusive possession of the Premises and such re-entry shall not operate as a waiver or satisfaction in whole or in part of any right, claim or demand arising out of or connected with any breach or violation by the Tenant or any covenant or agreement on its part to be performed.

16.02 If the term hereof or any renewal thereof or any of the goods or chattels of the Tenant shall at any time be seized or taken in execution or attachment by any creditor of the Tenant or if the Tenant shall make any assignment for the benefit of creditors or shall become bankrupt or insolvent or shall take the benefit of any bankruptcy or insolvency legislation, the then current month's rent, together with the rent accruing for the next three (3) months shall immediately become due and payable, and the term hereof or any renewal thereof shall at the option of the Landlord become forfeit and void, and it shall be lawful for the Landlord at any time thereafter to re-enter into or upon the Premises or any part

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thereof in the name of the whole and the same to have again, repossess and enjoy as of its former estate, notwithstanding anything herein contained to the contrary and neither this Lease nor any interests therein nor any estate hereby created shall pass to or enure to the benefit of any trustee in bankruptcy or any receiver or any assignee for the benefit of creditors or otherwise by operation of law.

ARTICLE 17 - DISTRESS

17.01 Whensoever the Landlord shall be entitled to levy distress against the goods and chattels of the Tenant it may use such force as it may deem necessary for the purpose and for gaining admission to the Premises without being liable for any action in respect thereof or for any loss or damage occasioned thereby and the Tenant hereby expressly releases the Landlord from all action, proceedings, claims or demand whatsoever for or on account or in respect of any such forcible entry or any loss or damage sustained by the Tenant in connection therewith.

ARTICLE 18 - LANDLORD'S EXPENSES ENFORCING LEASE

18.01 If it shall be necessary for the Landlord to retain the services of a Solicitor or any other proper person for the purpose of assisting the Landlord in enforcing any of its rights hereunder in the event of default on the part of the Tenant, it shall be entitled to collect from the Tenant the cost of all such services including all necessary Court proceedings at trial or on appeal on a Solicitor and own client basis as if the same were rent reserved and in arrears hereunder.

ARTICLE 19 - WAIVER

19.01 The failure of either party to insist upon strict performance of any covenant or condition contained in this Lease or to exercise any right or option hereunder shall not be construed as a waiver or relinquishment for the future of any such covenant, condition, right or option.

19.02 The acceptance of any rent from or the performance of any obligation hereunder by a person other than the Tenant shall not be construed as an admission by the Landlord of any right, title or interest of such person as a sub-Tenant, assignee, transferee or otherwise in the place and stead of the Tenant.

19.03 The acceptance by the Landlord of a part payment of any sums required to be paid hereunder shall not constitute waiver or release of the right of the Landlord to payment in full of such sums.

ARTICLE 20 - HOLDOVER

20.01 If at the expiration of the Term of this Lease the Tenant shall hold over with the consent of the Landlord, the tenancy of the Tenant thereafter shall, in the absence of written agreement to the contrary, be from month to month only at a rental per month equal to 150% of the monthly rental payable during the year immediately proceeding such expiration, payable monthly in advance on the first day of each lease month and shall be subject to all other terms and conditions of this Lease.

ARTICLE 21 - INABILITY TO PERFORM

21.01 The Landlord does not warrant that any service or facility provided by it hereunder will be free from interruptions caused or required by maintenance, repairs, renewals, modifications, strikes, riots, insurrections, labour controversies, force majeure, act of God or other cause or causes beyond the Landlord's reasonable care and control. No such interruption shall be deemed an eviction or disturbance of the Tenant's enjoyment of the Premises nor render the Landlord liable in damages to the Tenant nor relieve the parties from their obligations under this Lease provided that the Landlord shall without delay take all reasonable steps to remove the cause of such interruption.

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ARTICLE 22 - RULES AND REGULATIONS

22.01 The Tenant and its servants, employees and agents shall observe faithfully and comply strictly with the rules and regulations attached hereto and made part of this Lease and such other and further reasonable rules and regulations as the Landlord may from time to time adopt. Written notice of any additional rules and regulations shall be given to the Tenant. Nothing in this Lease contained shall be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulations or the terms, covenants or conditions in any other lease against any other tenant of the Building, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

ARTICLE 23 - LANDLORD'S RIGHT TO PERFORM

23.01 If the Tenant shall fail to perform any of the covenants or obligations of the Tenant under or in respect of this Lease the Landlord may from time to time at its discretion perform or cause to be performed any of such covenants or obligations or any part thereof and for such purpose may do such things as may be requisite and may enter upon the Premises to do such things and all expenses incurred and expenditures made by or on behalf of the Landlord shall be forthwith paid by the Tenant to the Landlord and if the Tenant fails to pay the same the Landlord may add the same to the rent and recover the same by all remedies available to the Landlord for the recovery of rent in arrears provided that if the Landlord commences or completes either the performance or the causing to be performed of any of such covenants or obligations or any part thereof, the Landlord shall not be obliged to complete such performance of causing to be performed or be later obliged to act in like fashion.

ARTICLE 24 - REMEDIES CUMULATIVE

24.01 No remedy conferred upon or reserved to the Landlord herein by statute or otherwise shall be considered exclusive of any other remedy but the same shall be cumulative and shall be in addition to every other remedy available to the Landlord and all such remedies and powers of the Landlord may be exercised concurrently and from time to time and as often as may be deemed expedient by the Landlord.

ARTICLE 25 - LANDLORD'S LIMIT OF LIABILITY

25.01 The term "Landlord" as used in this Lease so far as covenants or obligations on the part of the Landlord are concerned shall be limited to mean the Landlord as herein before set out, while it retains its interest in the Land and Premises but upon a transfer of that interest, the Landlord shall be automatically relieved after the date of such transfer of all personal liability arising out of the requirement for performance of any obligations on the part of the Landlord herein contained, provided that this release from liability shall become effective only if a transferee shall expressly assume, subject to the limitations of this Article, all of the terms of this Lease to be performed on the part of the Landlord, it being intended hereby that the obligations contained in this Lease on the part of the Landlord shall be binding upon the Landlord, its successors and assigns, only during and in respect of the respective successive periods of their interest in the Land and Premises.

ARTICLE 26 - WHOLE OF AGREEMENT

26.01 The Tenant agrees that the Premises are leased by the Tenant without any representations or warranties other than as contained in this Lease and that no representative or Agent of the Landlord is or shall be authorized or permitted to make any representations with reference hereto or to vary or modify this Lease in any way, except in writing under seal, and that this Lease contains all of the agreements and conditions made between the parties hereto.

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ARTICLE 27 - NOTICES

27.1 Any notice required or contemplated by any provision of this Lease or which the Landlord or Tenant may desire to give to the other shall be sufficiently given if delivered personally to the party or an officer of the party for whom it is intended, or mailed prepaid and registered to the respective addresses specified in the Lease or at such other address as either party may notify the other of in writing during the Term hereof or, if to the Tenant, addressed to the Premises and any such notice shall be effective as of the day of such personal delivery or as of the day four days following the date of such posting as the case may be.

ARTICLE 28 - INTERPRETATION

28.01 This Indenture shall be construed in accordance with the laws of British Columbia.

28.02 Where required the singular number shall be deemed to include the plural and the neuter gender the masculine or feminine and the captions herein are for convenience only and shall not constitute a part of this Lease.

28.03 The definition of any words used in any Article of this Lease shall apply to such words when used in any other Article hereof whenever the context is consistent.

28.04 In case of more than one Tenant the said grants, covenants, conditions, provisos, agreements, rights, powers, privileges and liabilities shall be construed and held to be several as well as joint.

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ARTICLE 29 - ADDITIONAL CLAUSES

29.01 **DEPOSIT**

The Tenant has provided a deposit in the amount of $16,235.29 which deposit shall be applied towards the payment of the first, second, partial third and full last months' rent, property taxes and operating costs and GST due under the terms of this Lease.

29.03 **LANDLORD'S WORK**

The Premises shall be provided to the Tenant on an "as-is" basis.

29.06 **SCHEDULES**

Schedule "A" attached hereto forms part of this Lease.

29.07 **PARKING**

The Landlord shall provide the Tenant with six (6) reserved parking stalls throughout the Term at the prevailing market rate in effect from time to time. Currently the rate is $75.00/month per stall plus GST.

29.08 **RENT ABATEMENT**

As a result of the termination agreement with the previous tenant of suite 500, the Landlord is providing the Tenant with the following rent abatement in the specified periods:

May/02-June/02	**$6518.33 plus GST**	Per month ES
July/02-April/03	**$2047.08 plus GST**	Per month ES
May/03-April/04	**$ 636.46 plus GST**	Per month ES
May/04-Oct/04	**$ 381.88 plus GST**	Per month ES

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THIS INDENTURE shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

IN WITNESS WHEREOF each of the parties hereto has affixed its hand or corporate seal to these presents on the day and year first above written.

THIS LEASE is not valid unless countersigned by the Landlord.

THE TENANT has executed this Lease on the 18th day of April, 2002.
Searchlight Systems Ltd.

Per: ______________________________
Authorized Signatory

Per: ______________________________
Authorized Signatory

THE LANDLORD has executed this Lease on the 18th day of April, 2002.
536668 B.C. LTD. (Landlord)

Per: ______________________________
Authorized Signatory

Per: ______________________________
Authorized Signatory

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SCHEDULE "A"

Suite: 500 - 329 Railway Street, Vancouver, British Columbia

